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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan of CombiChem, Inc. of our report dated January 18, 1999, except for Note 9, as to which the date is March 5, 1999, with respect to the financial statements of CombiChem, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

San Diego, California
March 26, 1999